UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 East Belleview Avenue Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Devin McGranahan as President and Chief Executive Officer and Election to Board of Directors

On November 15, 2021, The Western Union Company (the “Company”) announced that its Board of Directors (the “Board”) has appointed Devin McGranahan as the Company’s new President and Chief Executive Officer, effective on or about December 31, 2021, at which point he will also join the Board.

Mr. McGranahan, 52, joins the Company from Fiserv, Inc., a global provider of payments and financial services technology solutions, where he served as Executive Vice President, Senior Group President, Global Business Solutions, from 2018 and Group President, Billing and Payments Group, from 2016 to 2018. Before joining Fiserv, Mr. McGranahan served as a senior partner at McKinsey & Company, a global management consulting firm. While there, he held a variety of senior management roles, including leader of the global insurance practice from 2013 to 2016 and as a co-chair of the global senior partner election committee from 2013 to 2015. In addition, Mr. McGranahan served as co-leader of the North America financial services practice from 2009 to 2016. He joined McKinsey & Company in 1992 and served in a variety of other leadership positions prior to 2009.

On November 12, 2021, the Company entered into an offer letter agreement with Mr. McGranahan describing the terms of his employment with Western Union, LLC, an affiliate of the Company (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. McGranahan will be entitled to: (i) an annual base salary of $1,000,000; (ii) beginning with the 2022 performance year, participation in the Company’s Senior Executive Performance Incentive Plan (“SEPIP”) with a target short-term incentive award opportunity equal to 170% of Mr. McGranahan’s annual base salary and any payout determined based on performance and the terms of such plan; (iii) beginning in 2022, participation in the Company’s long-term incentive program, with a target grant date fair value for Mr. McGranahan’s annual equity grant which is no less than $8,000,000; (iv) a one-time sign-on equity award of service-vesting restricted stock units with a grant date fair value of $6,500,000, which will vest in two substantially equal installments on August 1, 2022 and February 1, 2023; (v) a one-time sign-on equity award of service-vesting stock options with a grant date fair value of $6,600,000, which shall vest in 25% installments on each of the first four anniversaries of the grant date; (vi) a one-time sign-on cash bonus of $1,000,000, which shall be payable within 30 days of Mr. McGranahan’s start date (the “Sign-On Bonus”), and (vii) participation in the Company’s health, welfare, retirement and financial security benefit programs on the same terms as similarly-situated senior executives of the Company. Mr. McGranahan will also be a participant in the Company’s Executive Severance Policy. The sign-on equity awards and Sign-On Bonus are intended to compensate Mr. McGranahan for compensation that he forfeited at his prior employer by accepting the position with the Company.

The foregoing summary of Mr. McGranahan’s compensation and terms of employment generally is not complete and is qualified in its entirety by the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

There are no arrangements or understandings between Mr. McGranahan and any other persons pursuant to which he was selected as an officer or a director, and there are no family relationships between Mr. McGranahan and any director or executive officer of the Company. Mr. McGranahan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. He will not serve on any committees of the Board or receive any directors’ fees.

Retirement of Hikmet Ersek

Upon Mr. McGranahan’s start date, Hikmet Ersek, the Company’s current President and Chief Executive Officer, will retire and step down from that position and as a member of the Board, and will continue to support the Company as Special Advisor to the CEO until June 30, 2022, during which time his current base salary and benefits will continue, with an annual incentive opportunity under the SEPIP that is prorated for his period of service during 2022, except that Mr. Ersek will not participate in the Company’s long-term incentive program for 2022. In addition, the Company has agreed to provide Mr. Ersek with a lump sum payment equal to COBRA premiums for continued healthcare coverage through December 31, 2023, tax filing support services for 2022 and 2023, and repatriation support for Mr. Ersek’s repatriation to Austria in accordance with the Company’s repatriation policy.

Finally, due to his satisfaction of the age and service requirements under his outstanding equity award agreements, Mr. Ersek will be eligible for retirement vesting in accordance with their terms. Mr. Ersek and the Company entered into a transition agreement memorizing the terms of his continued service through June 30, 2022.

A copy of the press release announcing the appointment of Mr. McGranahan and the retirement of Mr. Ersek is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Offer Letter dated November 12, 2021, between Devin McGranahan and Western Union, LLC

99.1	Press release issued by The Western Union Company on November 15, 2021.

101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2021	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Assistant Secretary